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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             FORM 8-K CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                December 20, 2001
                Date of Report (Date of earliest event reported)


                        Commission File Number 000-32743




                                  TELLIUM, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      22-3509099
 (State or other jurisdiction of           (IRS Employer Identification Number)
  incorporation or organization)



                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (301) 215-8300






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Item 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

         In December 2001, Tellium, Inc. amended its procurement agreement with Qwest Communications International Inc. Under the amended contract, Qwest is expected to have purchased almost one-quarter of its previously disclosed contract value by early 2002.

         Qwest has further agreed to purchase the remainder by December 31, 2005, effective upon reaching agreement on pricing and technical specifications for Tellium's Aurora Full-Spectrum(TM) switches. Tellium has also agreed to give Qwest additional flexibility to extend or terminate the remainder of the commitment in a variety of circumstances. Tellium has received, in connection with this amended contract, additional purchase orders from Qwest.

         Qwest began conducting laboratory testing of Tellium's Aurora Optical Switch(TM) in the fourth quarter of 2000, and Tellium began commercial shipment under the original Qwest contract during the first quarter of 2001.

         Tellium products covered under the amended contract include the Aurora Optical Switch, the StarNet Software Suite(TM), including the StarNet Wavelength Management System(TM) and the StarNet Operating System(TM), and Tellium's next-generation all-optical switch, the Aurora Full-Spectrum. All products except the Aurora Full-Spectrum are currently shipping. The Aurora Full-Spectrum is currently in development.

         As part of Tellium's previous contract with Qwest, Tellium had issued three warrants to a wholly-owned subsidiary of Qwest to purchase an aggregate of 2,375,000 shares of Tellium common stock. Of those shares, one million relate to the first warrant and are currently vested and exercisable. The remaining two warrants representing 1,375,000 shares were terminated coincident with the amended contract with Qwest. Tellium will take a one time non-cash charge of approximately $19 million in the quarter ending December 31, 2001 to eliminate charges associated with the terminated warrants from its balance sheet.

         The changes to the contract are effective immediately.

         The foregoing description of the amended procurement agreement is qualified in its entirety by the text of such agreement filed as Exhibit 10.1 hereto.

Item 7.  Exhibits.
         --------

     Exhibit                       Description
     -------                       -----------
       10.1            Amended and Restated Procurement
                       Agreement between Tellium, Inc. and Qwest Communications
                         Corporation*
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* Subject to a confidential treatment request that will be promptly filed with the Securities and Exchange Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         TELLIUM, INC.

Dated: December 20, 2001

                                         By:    /s/ Michael J. Losch
                                              -------------------------
                                              Michael J. Losch
                                              Chief Financial Officer